UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 9, 2003

VALUECLICK, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30135	77-0495335
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4353 Park Terrace Drive Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 575-4500
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

ITEM 9. REGULATION FD DISCLOSURE

On December 9, 2003, we issued a press release announcing revised earnings guidance for the fourth quarter and year ended December 31, 2003 as well as the year ended December 31, 2004.  The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) included in the attached press release is a non-GAAP financial measure which represents net income (loss) excluding the effects of interest, income taxes, depreciation, amortization, and non-cash cumulative effect of a change in accounting principle. EBITDA, as defined above, may not be similar to EBITDA measures used by other companies and is not a measurement under generally accepted accounting principles. We believe that EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period to period changes in costs associated with capital investments and income from interest on our cash and marketable securities that are not directly attributable to the underlying performance of the Company’s business operations. Management uses EBITDA in evaluating the overall performance of the Company’s business operations.

The non-GAAP measure included in the press release should be considered in addition to, not as a substitute for, or superior to other measures of the Company’s financial position prepared in accordance with generally accepted accounting principles.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ValueClick, Inc.
Dated: December 9, 2003	By:	/s/ Samuel J. Paisley
Samuel J. Paisley
Chief Financial Officer

VALUECLICK, INC..

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated December 9, 2003 (included herewith).